UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 30, 2014
Date of Report (Date of earliest event reported)

NANO LABS CORP.
(Exact name of registrant as specified in its charter)

Colorado	333-171658	84-1307164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Ford Building 615 Griswold Street, 17th Floor Suite 1715 Detroit, Michigan	48226
(Address of principal executive offices)	(Zip Code)

(888) 806-2315
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

DB Metals Joint Venture Agreement

On June 27, 2014, the Board of Directors of Nano Labs Corp., a Colorado corporation (the "Company") authorized the execution of that certain joint venture agreement dated June 16, 2014 (the "DB Metals Joint Venture Agreement") with DB Metals SA de CV ("DB Metals"), for the manufacture, distribution and marketing of DB Metal's technology and products. DB Metals is a technology based company located in Mexico that has been developing during the last six years a novel technology consisting of a three phase metallurgical process that enables the reduction significantly of time and raw materials required to recycle lead and other non ferrous metals. The general purpose of the DB Metals Joint Venture Agreement is to: (i) address market opportunities for metallurgic processes based on the DB Metals Technological Process and provide fulfillment funding to operate and/or to license the DB Metals Technological Process to third parties and to market the metal products addressing business opportunities; (ii) create a joint venture for operational and funding requirements and commitment of the corresponding DB Metals Technological Process whereby the Company will be able to address market opportunities; and (iii) have the Company establish a marketing and sales platform for DB Metals´s products and the DB Metals Technological Process from time to time for the purpose of business development. In accordance with the terms and provisions of the DB Joint Venture Agreement: (i) DB Metals shall issue, assign, transfer, and deliver to the Company and the Company shall receive and accept at closing fifty percent (50%) of DB Metals shares issued and outstanding (the “Share Transfer”); and (ii). the Company shall issue to DB Metal´s shareholders 100,000,000 shares of its restricted common stock at a $0.01 per share price, which will be issued to the shareholders of DB Metals at closing. As of July 30, 2014 and fulfilment of all the conditions precedent, the closing took place.

Therefore, effective on July 30, 2014, the Board of Directors authorized the issuance of 100,000,000 shares of restricted common stock at a per share price of $0.001 to DM Metal's shareholders as follows: (i) 20,000,000 shares to Bernardo Camacho Chararria (who is the President/Chief Executive Officer, Treasurer/Chief Financial Officer and sole member of the Board of Directors of the Company); and (ii) 80,000,000 shares to Jose Armando Camargo Del Bianco. The shares of common stock were issued to the two non-United States residents in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Each individual acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

Security Ownership of Certain beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this Current Report by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)
	Officers and Directors

Common Stock	Bernardo Camacho Cavarria Avenida Jorge Jimenez Cantu lote 4 Business Center, Colonia Rancho Viejo, Atizapan de Zaragoza, Estado de México, Mexico. CP 52930	20,000,000 shares	19.58%

Common Stock	All directors and named executive officers as a group (1 person)	20,000,000 shares	19.58%
5% or GreaterBeneficial Holders
Common Stock	Jose Armando Camargo Del Bianco Avenida Jorge Jimenez Cantu lote 4 Business Center, Colonia Rancho Viejo, Atizapan de Zaragoza, Estado de México, Mexico. CP 52930	80,000,000	78.34%
____________
(1) Percentage of beneficial ownership of our common stock is based on 102,125,000 shares of common stock outstanding as of the date of the filing.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANO LABS CORP.

Date: August 15, 2014	By:	/s/ Bernardo Camacho Chararria
	Name:	Bernardo Camacho Chararria
	Title:	President/Chief Executive Officer